Exhibit 99.1

Contact:	Joanne Ferrara, Investor Relations
631-773-5813
joanne.ferrara@falconstor.com

FalconStor Files Third Quarter 10-Q

MELVILLE, N.Y., November 16, 2010— FalconStor Software, Inc. (NASDAQ: FALC), the provider of TOTALLY Open™ data protection solutions, announced that it filed its Quarterly Report on Form 10-Q for the third quarter of 2010.

Total revenues for the third quarter of 2010 were $19.0 million, a decrease of 6% over the previous quarter and down 12% compared with the same period a year ago.  GAAP loss from operations for the third quarter of 2010 was $4.8 million, down from $5.1 million in the previous quarter and up from $2.5 million for the same period a year ago.

Non-GAAP loss from operations was $2.6 million in the third quarter of 2010, down from $2.8 million in the previous quarter and up from a $0.2 million loss for the same period a year ago.

For the nine months ended September 30, 2010, revenues were $56.4 million, compared with $67.0 million for the same period a year ago.  GAAP loss from operations for the nine month period was $18.4 million compared with a loss of $3.0 million in 2009.

Non-GAAP loss from operations was $11.3 million for the nine months ended September 30, 2010, compared with non-GAAP income from operations of $3.7 million in 2009.

GAAP net loss was $26.4 million, or $0.58 per share for the three months ended September 30, 2010, and $35.3million, or $0.78 per share for the nine-month period ended September 30, 2010.  The net loss includes tax provisions of $21.8 million and $17.0 million for the three and nine months ended September 30, 2010, respectively. During the third quarter of 2010, the Company concluded that its domestic deferred tax assets could not be realized on a more-likely-than-not basis, therefore a valuation allowance of $16.2 million was required to be recorded on these previously recognized deferred tax assets.  This valuation allowance had no cash impact and was recorded within the tax provision for the three and nine months ended September 30, 2010.

GAAP net loss for the three and nine months ended September 30, 2009 was $2.0 million, or $0.05 per share, and $1.6 million, or $0.04 per share, respectively.

Non-GAAP operating results exclude stock-based compensation expenses of $2.2 million for the three months ended September 30, 2010 and 2009 and $2.3 million for the three months ended June 30, 2010.  For the nine months ended September 30, 2010 and 2009, non-GAAP operating results exclude stock-based compensation expense of $7.2 million and $6.7 million, respectively.

The Company closed the quarter with $33.8 million in cash, cash equivalents, and marketable securities.  Deferred revenue at September 30, 2010 was $20.5 million.

“Gartner and others agree that traditional backup is broken due to exponential data growth, server virtualization, and round-the-clock demands on mission-critical applications – and it is in FalconStor’s DNA to address this problem,” said Jim McNiel, interim president and interim CEO of FalconStor Software.  “We have the technology and the expertise to redefine data protection to match the way IT directors view their data center – as a collection of services.  As a result, we are building the industry’s first service-oriented data protection solution for primary data centers and the cloud. It is upon this foundation that we expect to grow our business.”

The Company will host a conference call to discuss its financial results on Tuesday, November 16, 2010 at 8:00 a.m. EST. To participate in the conference call, please dial:

Toll Free: 1-877-941-6012
International: +1-480-248-5085

To view the presentation, please copy and paste the following link into your browser and register for this meeting.  Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?ED=143523172&RG=1&UID

Meeting: FalconStor Q3 2010 Earnings
Meeting password: q3numbers
Meeting Number: 484 349 617

If you are unable to register via the Internet, please contact Joanne Ferrara, Investor Relations at 631-773-5813 or joanne.ferrara@falconstor.com.

A conference call replay is scheduled to be available beginning November 16, 2010 at 10:30 a.m. EST through 11:59 p.m. EST on November 20, 2010. To listen to the replay of the call, dial toll free: 1-800-406-7325 or International: +1-303-590-3030, passcode: 4386406, or visit our website at www.falconstor.com/investors.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude noncash stock-based compensation charges for all periods presented. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Reconciliation of GAAP to Non-GAAP Financial Measures, which is included in this press release.

About FalconStor
FalconStor Software, Inc. (NASDAQ: FALC) is the market leader in disk-based data protection. FalconStor delivers proven, comprehensive data protection solutions that facilitate the continuous availability of business-critical data with speed, integrity and simplicity. The Company’s TOTALLY Open™ technology solutions, built upon the award-winning IPStor® platform, include the industry leading Virtual Tape Library (VTL) with deduplication, Continuous Data Protector (CDP), File-interface Deduplication System (FDS), and Network Storage Server (NSS), each enabled with WAN-optimized replication for disaster recovery and remote office protection, and the HyperFS™ file system. FalconStor products are available as OEM or branded solutions from industry leaders, including Acer, Data Direct Networks, Dynamic Solutions International, EMC, Fujitsu, Hitachi Data Systems, HP, Huawei, Pillar Data Systems, SGI, SeaChange and Spectra Logic and are deployed by thousands of customers worldwide, from small businesses to Fortune 1000 enterprises.

FalconStor is headquartered in Melville, N.Y., with offices throughout Europe and the Asia Pacific region. FalconStor is an active member of the Storage Networking Industry Association (SNIA). For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).
# # #

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the storage and networking industries; competition in the network storage software market; the potential failure of FalconStor’s OEM partners to introduce or to market products incorporating FalconStor’s products; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor, FalconStor Software and IPStor are registered trademarks and TOTALLY Open and HyperFS are trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only.  FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2010	December 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,808,032	$15,752,528
Marketable securities	23,952,698	24,952,966
Accounts receivable, net	19,177,614	24,948,261
Prepaid expenses and other current assets	1,721,781	1,556,787
Income tax receivable	515,082	830,816
Inventory	2,049,972	329,657
Deferred tax assets, net	-	4,320,773

Total current assets	56,225,179	72,691,788

Property and equipment, net	6,120,576	7,601,727
Long-term marketable securities	1,087,313	1,077,466
Deferred tax assets, net	85,918	9,698,859
Other assets, net	2,425,569	2,958,229
Goodwill	4,150,339	4,150,339
Other intangible assets, net	475,470	823,416

Total assets	$70,570,364	$99,001,824

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,188,625	$1,570,190
Accrued expenses	8,227,244	8,454,743
Deferred revenue, net	15,233,041	16,570,076

Total current liabilities	24,648,910	26,595,009

Other long-term liabilities	2,422,714	608,907
Deferred revenue, net	5,243,547	5,644,994

Total liabilities	32,315,171	32,848,910

Commitments and Contingencies

Total stockholders' equity	38,255,193	66,152,914

Total liabilities and stockholders' equity	$70,570,364	$99,001,824

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Revenues :
Product revenues	$11,366,493	$14,397,983	$33,382,701	$46,087,209
Support and services revenues	7,609,339	7,142,186	22,983,495	20,942,665
	18,975,832	21,540,169	56,366,196	67,029,874

Cost of revenues:
Product	2,120,727	855,566	6,179,952	2,015,567
Support and service	3,104,108	3,456,215	10,020,153	10,133,565
Total cost of revenues	5,224,835	4,311,781	16,200,105	12,149,132

Gross profit	$13,750,997	$17,228,388	$40,166,091	$54,880,742

Operating expenses:
Research and development costs	6,445,992	6,911,215	20,211,811	19,890,526
Selling and marketing	9,724,007	10,391,931	31,165,975	31,023,224
General and administrative	2,403,954	2,388,860	7,217,428	6,996,357
Total operating expenses	18,573,953	19,692,006	58,595,214	57,910,107

Operating loss	(4,822,956)	(2,463,618)	(18,429,123)	(3,029,365)

Interest and other income, net	205,518	239,516	103,077	18,811

Loss before income taxes	(4,617,438)	(2,224,102)	(18,326,046)	(3,010,554)

Provision (benefit) for income taxes	21,799,389	(192,697)	16,996,344	(1,394,902)

Net loss	$(26,416,827)	$(2,031,405)	$(35,322,390)	$(1,615,652)

Basic net loss per share	$(0.58)	$(0.05)	$(0.78)	$(0.04)

Diluted net loss per share	$(0.58)	$(0.05)	$(0.78)	$(0.04)

Weighted average basic shares outstanding	45,836,621	44,803,379	45,367,998	44,812,807
Weighted average diluted shares outstanding	45,836,621	44,803,379	45,367,998	44,812,807

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

GAAP loss from operations	$(4,822,956)	$(2,463,618)	$(18,429,123)	$(3,029,365)
Add: non-cash stock option expense (1)	2,197,947	2,241,792	7,170,617	6,712,549
Non-GAAP (loss) income from operations	(2,625,009)	(221,826)	(11,258,506)	3,683,184

GAAP net loss	$(26,416,827)	$(2,031,405)	$(35,322,390)	$(1,615,652)
Add: non-cash stock option expense,net of income taxes (2)	(300,169)	2,149,332	3,106,827	5,187,743
Non-GAAP net (loss) income	(26,716,996)	117,927	(32,215,563)	3,572,091

GAAP gross margin – Product	81%	94%	81%	96%
Add: non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin – Product	81%	94%	82%	96%

GAAP gross margin – Support and Service	59%	52%	56%	52%
Add: non-cash stock option expense (1)	4%	6%	4%	5%
Non-GAAP gross margin – Support and Service	63%	57%	60%	57%

GAAP operating margin	(25%)	(11%)	(33%)	(5%)
Add: non-cash stock option expense (1)	12%	10%	13%	10%
Non-GAAP operating margin	(14%)	(1%)	(20%)	5%

GAAP Basic EPS	$(0.58)	$(0.05)	$(0.78)	$(0.04)
Add: non-cash stock option expense,net of income taxes (2)	(0.01)	0.05	0.07	0.12
Non-GAAP Basic EPS	(0.58)	0.00	(0.71)	0.08

GAAP Diluted EPS	$(0.58)	$(0.05)	$(0.78)	$(0.04)
Add: non-cash stock option expense,net of income taxes (2)	(0.01)	0.05	0.07	0.11
Non-GAAP Diluted EPS	(0.58)	0.00	(0.71)	0.08

Weighted average basic shares Outstanding (GAAP and as adjusted)	45,836,621	44,803,379	45,367,998	44,812,807
Weighted average diluted sharesOutstanding (GAAP and as adjusted)	45,836,621	46,823,133	45,367,998	46,041,703

Footnotes:
(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Cost of revenues – Product	$9,755	$7,086	$23,696	$21,027
Cost of revenues – Support and service	277,839	397,414	887,930	1,149,568
Research and development costs	680,179	813,929	2,480,509	2,281,750
Selling and marketing	978,559	731,571	2,875,275	2,425,043
General and administrative	251,615	291,792	903,207	835,161

Total non-cash stock-based compensation expense	$2,197,947	$2,241,792	$7,170,617	$6,712,549

(2)
Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, for the three and nine months ended September 30, 2010 and 2009, net of related income tax effects.